SECURITIES AND EXCHANGE COMMISSION


                             Washington, D. C. 20549


                                   Form 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) January 12, 2000
                                                        -----------------

                                  SHANECY, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


             DELAWARE                    0-25521            88-0414076
     ----------------------------      ------------      -------------------
     (State or other jurisdiction      (Commission         (IRS Employer
        of incorporation)              File Number)      Identification No.)


            1530-625 Howe Street, Vancouver, British Columbia V6C2T6
            ----------------------------------------------------------
               (Address of principal executive offices)     (Zip Code)


        Registrant's telephone number, including area code (604) 682-3284
                                                           --------------



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Item 4.  Changes in Registrant's certifying accountants.

(a) On January 12, 2000, the Registrant dismissed Barry L. Friedman, PC (the "Former Accountant") as its certifying accountant. On the same date the Registrant retained KPMG , LLP as its certifying accountants commencing with the fiscal year ending March 31, 2000. The Registrant's Audit Committee and Board of Directors have approved the change in auditors.

(b) In connection with the audits of the Registrant's financial statements for the fiscal years ended March 31, 1997, 1998 and 1999 and for the period from April 1, 1999 through September 30, 1999, there were no disagreements with the Former Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Accountant, would have caused him to make reference to the subject matter of the disagreement in his report.

(c) The Former Accountant's reports on the Registrant's financial statements for the fiscal years ended March 31, 1997, 1998 and 1999 do not contain an adverse opinion or disclaimer of opinion and include an explanatory paragraph concerning the Registrant's ability to continue as a going concern.

(d) A letter from the Former Accountant addressed to the Securities and Exchange Commission stating that he agrees with the Registrant's response to this Item is filed as an Exhibit hereto.


Item 7.  Financial Statements and Exhibits.

(c)    Exhibits.

       Letter from Barry L. Friedman, PC in accordance with Item 4(d).



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                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   SHANECY, INC.
                                                   ---------------------------
                                                   (Registrant)

Date   January 17, 2000                            /s/Jason W. Galanis
                                                   ---------------------------
                                                   Jason W. Galanis, President

















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